As filed with the Securities and Exchange Commission on July 20, 2011	Registration No. 333-63126

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT #1
 TO THE FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SANDY SPRING BANCORP, INC.
(Exact name of registrant as specified in its certificate of incorporation)

MARYLAND	52-1532952
(state or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

17801 Georgia Avenue
Olney, Maryland 20832
(301) 774-6400
(Address, including zip code, and telephone
number, including area code, of registrant's principal executive offices)

SANDY SPRING BANCORP, INC.
2001 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

Ronald E. Kuykendall, Esq.	Copies to:
Executive Vice President,	Aaron M. Kaslow, Esq.
General Counsel and Secretary	Suzanne A. Walker, Esq.
Sandy Spring Bancorp, Inc.	Kilpatrick Townsend & Stockton LLP
17801 Georgia Avenue	607 14th Street, N.W.
Olney, Maryland 20832	Washington, DC 20005
(301)774-6400	(202) 508-5800
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

Sandy Spring Bancorp, Inc. (the “Company”) is filing this Post-Effective Amendment (the “Post-Effective Amendment”) in order to deregister shares of Common Stock of the Company, previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 15, 2001 (File No. 333-63126) (the “Registration Statement”).  The Registration Statement registered 300,000 shares of the Company’s Common Stock issuable to participants in the Sandy Spring Bancorp, Inc. 2001 Employee Stock Purchase Plan (the “ESPP Shares”), which has expired.  Of these ESPP Shares, participants purchased 99,542 shares.

This Post-Effective Amendment hereby amends the Registration Statement to deregister 200,458 shares of Company Common Stock that remain unissued under the Registration Statement.  As a result of the deregistration, no ESPP Shares remain registered for issuance pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sandy Spring Bancorp, Inc. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment #1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olney,  State of Maryland, on July 20, 2011.

SANDY SPRING BANCORP, INC.

By:	/s/ Daniel J Schrider
Daniel J. Schrider
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Schrider	President, Chief Executive Officer	July 20, 2011
Daniel J. Schrider	and Director
(Principal Executive Officer)

/s/ Philip J. Mantua	Executive Vice President and	July 20, 2011
Philip J. Mantua	Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Robert L. Orndorff, Jr.	Director, Chairman of the Board	July 20, 2011
Robert L. Orndorff, Jr.

Director
Mark E. Friis

/s/ Susan D. Goff	Director	July 20, 2011
Susan D. Goff

/s/ Solomon Graham	Director	July 20, 2011
Solomon Graham

/s/ Pamela A. Little	Director	July 20, 2011
Pamela A. Little

/s/ David E. Rippeon	Director	July 20, 2011
David E. Rippeon

/s/ Craig A. Ruppert	Director	July 20, 2011
Craig A. Ruppert

/s/ Dennis A. Starliper	Director	July 20, 2011
Dennis A. Starliper